UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2005

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2005, the two-month transition period under the existing employment arrangement with James R. Mellor, the former interim president and chief executive officer of USEC Inc. ("USEC" or the "Company"), ended. Mr. Mellor will continue in his role as Chairman of the Board. In addition to exercising his responsibilities as Chairman, the Board has asked Mr. Mellor to continue to provide counsel on strategies and other matters affecting the Company. Given the substantial amount of time and effort that Mr. Mellor is expected to spend fulfilling these duties, the Board approved a letter agreement with Mr. Mellor entered into on December 1, 2005 and effective December 3, 2005. Under the terms of the letter agreement, Mr. Mellor will receive an annual chairman’s fee of $400,000. Mr. Mellor will also be entitled to the annual compensation and meeting fees payable to all USEC non-employee directors, including a pro-rated portion of the annual retainer, annual restricted stock grant, annual option grant and incentive stock award paid to directors in April 2005 for the current board term ending in April 2006. The foregoing summary of the letter agreement is qualified in its entirety by reference to the letter agreement filed as Exhibit 10.91 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number--Description

10.91--Letter Agreement dated December 1, 2005, by and between USEC Inc. and James R. Mellor, Chairman of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

December 6, 2005	By:	/s/ Timothy B. Hansen

Name: Timothy B. Hansen
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.91	Letter Agreement dated December 1, 2005, by and between USEC Inc. and James R. Mellor, Chairman of the Board